Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp, Inc. Announces

Declaration of a $0.30 Quarterly Cash Dividend

Princeton, NJ, October 25, 2023 / PRNewswire / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ – BPRN), the bank holding company for The Bank of Princeton (the “Bank”) announced that its Board of Directors, at a meeting held on October 25, 2023, declared a cash dividend of $0.30 per share of the common stock of the Company. This dividend will be paid on November 30, 2023 to shareholders of record at the close of business on November 13, 2023. “This dividend reflects the Board of Director’s continuing commitment in providing a return to shareholders,” stated Edward Dietzler, President and CEO.

The paying of cash dividends on a quarterly basis is subject to a determination and declaration each quarter by its Board of Directors, which will take into account a number of factors, including the financial condition of the Company, and any applicable legal and regulatory restrictions on the payment of dividends by the Company and the Bank. If paid, such dividends may be reduced or eliminated in future periods.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with twenty-two branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Monroe Township, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also five branches in the Philadelphia, Pennsylvania area and two in New York. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation (“FDIC”).

Forward-Looking Statements

Princeton Bancorp, Inc. may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the impact of the recent global coronavirus outbreak, the strength of the United States economy in general and the strength of the local economies in which the Company and the Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; technological changes; acquisitions; difficulties and delays in integrating the businesses of Noah Bank and The Bank of Princeton or fully realizing cost savings and other benefits; changes in consumer spending and saving habits; those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and the success of the company and the bank at managing the risks involved in the foregoing.